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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) January 5, 2000

                         Jayark Corporation

       (Exact name of registrant as specified in its charter)

Delaware                 0-3255                        13-1864519
(State of incorporation) (Commission File#)            (IRS EIN)




         Post Office Box 741528, Houston, Texas       77274
       (Address of principal executive offices)     (Zip Code)


  Registrant's telephone number, including are code:  713-783-9184


                                 N/A

   (Former name or former address, if changed since last report.)


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Item 5.   Other Events


On January 5, 2000 Jayark Corporation (the "Company"), through a newly formed, wholly owned subsidiary, Fisher Medical Corporation ("Fisher"), entered into an Asset Purchase Agreement with Fisher Medical, LLC, a company that develops, manufactures and distributes medical supplies and equipment for hospitals, nursing homes and individuals. Under the terms of the agreement, Fisher purchased all of the assets of Fisher Medical, LLC for cash of $215,000. Fisher then entered into Employment Agreements with the two principals of Fisher Medical, LLC to continue developing, manufacturing and distributing medical products of Fisher. In consideration for the Employment Agreements, the two principals also entered into Non-
Disclosure and Non-Competition Agreements. Fisher financed this purchase from the Company's existing $1,250,000 revolving line of credit.

If Fisher can develop, manufacture and distribute medical supplies and equipment, the income and cash flow could have a material affect on the operating results of Jayark Corporation. There can be no assurances that the Company will be successful in this venture.


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                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


JAYARK CORPORATION

Registrant

By:  /s/ David L. Koffman                         Dated: January 5, 2000
     President, Chief Executive Officer


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